EXHIBIT (a)(1)(iii)
Notice of Guaranteed Delivery

Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of
LAFARGE NORTH AMERICA INC.
at $75.00 Net Per Share
to
EFALAR INC.
a wholly-owned subsidiary of
LAFARGE S.A.

Do not use for signature guarantees

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 20, 2006, UNLESS THE OFFER IS EXTENDED.
     This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if:

•	certificates representing Common Shares (as defined below) are not immediately available;

•	the procedures for book-entry transfer cannot be completed prior to the expiration date of the Offer; or

•	if time will not permit all required documents to reach Computershare Shareholder Services, Inc. (the “Depositary”), the Depositary for the Offer, prior to the expiration date.
     The term “Expiration Date” means 12:00 midnight, New York City time, on Monday, March 20, 2006, unless Purchaser (as defined below) has extended the Offer, in which event the term “Expiration Date” shall mean the latest time and date at which the Offer, as so extended by Purchaser, will expire. Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See “THE OFFER — Section 3. Procedure for Accepting The Offer and Tendering Common Shares” in the Offer to Purchase (as defined below).
The Depositary for the Offer is:

By Mail: Computershare Attn: Corp. Actions PO Box 43014 Providence, RI 02940- 3014	By Hand: Computershare Attn: Corp. Actions 250 Royall St. Canton, MA 02021 By Facsimile Transmission: (for Eligible Institutions only) (781) 575-2901	By Overnight Courier: Computershare Attn: Corp. Actions 250 Royall St. Canton, MA 02021
To Confirm Facsimile Transmission by Telephone: (781) 575-3839
     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “The Offer — Section 3. Procedure for Accepting the Offer and Tendering Common Shares” of the Offer to Purchase) and certificates for Common Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
      The undersigned hereby tenders to Efalar Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Lafarge S.A., a French société anonyme (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 21, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Common Shares indicated below pursuant to the guaranteed delivery procedure set forth in “THE OFFER — Section 3. Procedure for Accepting The Offer and Tendering Common Shares” in the Offer to Purchase.

Number of Common Shares Tendered:	Name(s) of Record Owner(s):

Share Certificate Numbers (if available):

(Please Type or Print)

If Common Shares will be delivered by book-entry transfer:	Address(es):

(Including Zip Code)

Name of Tendering Institution:

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:

Date: , 2006	Signature(s):

GUARANTEE
(Not to be used for signature guarantee)
          The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the Share Certificates representing the Common Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Common Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in “THE OFFER — Section 3. Procedure for Accepting The Offer and Tendering Common Shares.”), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.
          The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:

Address:

(Including Zip Code)
Area Code and
Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)
Title:

Dated: ______________________________ , 2006
NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.